Exhibit 99.1

Arcimoto, Inc. Announces $6.7 Million Series D Preferred Stock and Warrant Offering

EUGENE, Ore., August 15, 2023 (GLOBE NEWSWIRE) -- Arcimoto, Inc.® (NASDAQ: FUV) (“Arcimoto” or the “Company”), makers of purpose-built electric utility and consumer vehicles, today announced the entry into agreements with certain investors relating to the sale of up to 8,466 shares of its Series D 8% Convertible Preferred Stock and warrants to purchase up to 14,110,417 shares of common stock (collectively the “Securities”) in a private placement, at a combined purchase price of $6,772,500, before deducting placement agent fees and other offering expenses (the “Transaction”). For purposes of conversion into common stock, the Series D 8% Convertible Preferred Stock has a stated value of $8,465,625, which represents an original issue discount of 20%. The warrants to be issued will have an exercise price of $1.50 per share, a term of five years and will be exercisable upon the earlier of (i) the six-month anniversary or (ii) the date that the Company has received shareholder approval of the Transaction and the common stock underlying such warrants has been registered with the SEC for resale.

The first closing of the Transaction for $4,515,000 is expected to occur on or about August 15, 2023. The second closing of the Transaction for $2,257,500 will occur after the date that the Company has received shareholder approval of the Transaction and the common stock underlying the Securities has been registered with the SEC for resale, subject to the satisfaction of customary closing conditions.

The Company has agreed to call a special meeting of its shareholders to approve the Transaction and has agreed to register the common stock underlying both the Series D 8% Convertible Preferred and the warrants subsequent to the first closing.

“This is the next step in the master plan to get Arcimoto back on track bringing paradigm shifting products to market. These funds will enable to further scale production and provide investment in Arcimoto owed dealers in our hottest markets. We have seen incredible progress in our cost down efforts, accelerating our path to profitability” said Chris Dawson, Arcimoto CEO.

The Special Equities Group, a division of Dawson James Securities Inc., acted as the sole placement agent for this transaction.

The private placement will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and has not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

About Arcimoto

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving, local delivery, and emergency response, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

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pr@arcimoto.com	investor@arcimoto.com